                                                                    EXHIBIT 11.1


   CALCULATION OF NET LOSS PER SHARE FOR THREE MONTH PERIOD ENDED SEPTEMBER 30

Earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares result from the assumed exercise of outstanding stock options that have a dilutive effect when applying the treasury stock method.

                                                               1997            1996
                                                           ------------    ------------
        PRIMARY LOSS PER SHARE

               Net loss for period                         $ (9,653,346)   $ (2,700,204)

               Accretion of dividends on preferred stock       (165,328)             --
                                                           ------------    ------------

               Net loss available to common                $ (9,818,674)   $ (2,700,204)
                                                           ============    ============
               shareholders

               Shares outstanding at the beginning
               of the period                                 11,574,535      10,409,096

               Weighted average effect of shares
               issued during period                           1,772,250              --

               Weighted average effect of warrants              281,553          14,919
               and options exercised in the period

               Weighted average effect of share
               subscriptions paid in the period                      --              --
                                                           ------------    ------------

               Weighted average shares outstanding           13,628,338      10,424,015
                                                           ============    ============

               Net loss available to common
               shareholders per share                      $      (0.72)   $      (0.26)

There is no difference in the per share amounts computed under the primary and the fully diluted basis.

                                                                    EXHIBIT 11.1
                                                                     (continued)

   CALCULATION OF NET LOSS PER SHARE FOR NINE MONTH PERIOD ENDED SEPTEMBER 30

Earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares result from the assumed exercise of outstanding stock options that have a dilutive effect when applying the treasury stock method.

                                                               1997           1996
                                                           ------------    -----------
        PRIMARY LOSS PER SHARE

               Net loss for period                         $(17,980,729)   $(8,953,607)

               Accretion of dividends on preferred stock     (2,580,668)            --
                                                           ------------    -----------

               Net loss available to common
               shareholders                                $(20,561,397)   $(8,953,607)
                                                           ============    ===========

               Shares outstanding at the beginning
               of the period                                 10,491,101      9,128,418

               Weighted average effect of shares
               issued during period                           1,069,255        701,987

               Weighted average effect of warrants
               and options exercised in the period              178,400        218,978

               Weighted average effect of share
               subscriptions paid in the period                      --       (594,068)
                                                           ------------    -----------

               Weighted average shares outstanding           11,738,756      9,455,315
                                                           ============    ===========

               Net loss available to common
               shareholders per share                      $      (1.75)   $     (0.95)
                                                           ============    ===========


There is no difference in the per share amounts computed under the primary and the fully diluted basis.


                                       27